Exhibit 99.1

HubSpot Reports Q4 and Full Year 2024 Results

CAMBRIDGE, MA (February 12, 2025) — HubSpot, Inc. (NYSE: HUBS), the customer platform for scaling companies, today announced financial results for the fourth quarter and full year ended December 31, 2024.

Financial Highlights:

Revenue

Fourth Quarter 2024:

●
Total revenue was $703.2 million, up 21% on an as-reported basis and 20% in constant currency compared to Q4'23.
o
Subscription revenue was $687.3 million, up 21% on an as-reported basis compared to Q4'23.
o
Professional services and other revenue was $15.9 million, up 36% on an as-reported basis compared to Q4'23.

Full Year 2024:

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Total revenue was $2.63 billion, up 21% on an as-reported basis and in constant currency compared to 2023.
o
Subscription revenue was $2.57 billion, up 21% on an as-reported basis compared to 2023.
o
Professional services and other revenue was $58.0 million, up 24% on an as-reported basis compared to 2023.

Operating Income (Loss)

Fourth Quarter 2024:

●
GAAP operating margin was (1.5%), compared to (4.0%) in Q4'23.
●
Non-GAAP operating margin was 18.9%, compared to 17.1% in Q4'23.
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GAAP operating loss was ($10.8) million, compared to ($23.2) million in Q4'23.
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Non-GAAP operating income was $133.1 million, compared to $99.3 million in Q4'23.

Full Year 2024:

●
GAAP operating margin was (2.6%), compared to (9.3%) in 2023.
●
Non-GAAP operating margin was 17.5%, compared to 15.5% in 2023.
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GAAP operating loss was ($67.6) million, compared to ($200.9) million in 2023.
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Non-GAAP operating income was $460.2 million, compared to $337.4 million in 2023.

Net Income (Loss)

Fourth Quarter 2024:

●
GAAP net income was $4.9 million, or $0.10 per basic and $0.09 per diluted share, compared to net loss of ($12.4) million, or ($0.25) per basic and diluted share in Q4'23.
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Non-GAAP net income was $124.9 million, or $2.42 per basic and $2.32 per diluted share, compared to $93.3 million, or $1.85 per basic and $1.77 per diluted share in Q4'23.
●
Weighted average basic and diluted shares outstanding for GAAP net income (loss) per share was 51.7 million and 52.2 million respectively, compared to 50.3 million basic and diluted shares in Q4'23.
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Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 51.7 million and 53.9 million respectively, compared to 50.3 million and 52.6 million, respectively in Q4'23.

Full Year 2024:

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●
GAAP net income was $4.6 million, or $0.09 per basic and diluted share, compared to net loss of ($164.5) million, or ($3.30) per basic and diluted share in 2023.
●
Non-GAAP net income was $434.1 million, or $8.48 per basic and $8.12 per diluted share, compared to $313.1 million, or $6.28 per basic and $6.00 per diluted share in 2023.
●
Weighted average basic and diluted shares outstanding for GAAP net income (loss) per share was 51.2 million and 51.8 million respectively, compared to 49.9 million basic and diluted shares in 2023.
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Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 51.2 million and 53.4 million respectively, compared to 49.9 million and 52.2 million, respectively in 2023.

Balance Sheet and Cash Flow

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The company’s cash, cash equivalents, and short-term and long-term investments balance was $2.2 billion as of December 31, 2024.
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During the fourth quarter, the company generated $194.1 million of cash from operating cash flow, compared to $104.3 million during Q4'23.
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During the fourth quarter, the company generated $198.6 million of cash from non-GAAP operating cash flow and $163.0 million of non-GAAP free cash flow, compared to $108.7 million of cash from non-GAAP operating cash flow and $83.0 million of non-GAAP free cash flow during Q4'23.
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During 2024, the company generated $598.6 million of cash from operating cash flow, compared to $351.0 million during 2023.
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During 2024, the company generated $615.6 million of cash from non-GAAP operating cash flow and $488.1 million of non-GAAP free cash flow, compared to $392.5 million of cash from non-GAAP operating cash flow and $292.5 million of non-GAAP free cash flow during 2023.

Additional Recent Business Highlights

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Grew Customers to 247,939 at December 31, 2024, up 21% from December 31, 2023.
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Average Subscription Revenue Per Customer was $11,312 during the fourth quarter of 2024, down 0.5% on an as-reported basis compared to the fourth quarter of 2023.
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Calculated billings were $767.6 million in the fourth quarter of 2024, up 16% on an as-reported basis and 21% in constant currency compared to Q4'23.

“We had a solid finish to 2024, highlighting our leadership as a platform company”, said Yamini Rangan, Chief Executive Officer at HubSpot. “2024 was a transformative year for HubSpot as we reimagined our product, our platform, and company with AI. I’m excited by the progress we’ve made in embedding AI across our hubs and the value it’s driving for customers. Heading into 2025, we're focused on cementing our position as the leading AI-first customer platform for scaling companies. We are entering the year with more clarity on strategy, more alignment on outcomes and more urgency in execution than ever before.”

Business Outlook
Based on information available as of February 12, 2025, HubSpot is issuing guidance for the full year 2025 and first quarter of 2025 as indicated below.

Full Year 2025:

•
Total revenue is expected to be in the range of $2.985 billion to $2.995 billion, up 14% year over year on an as-reported basis and 16% in constant currency.
•
Non-GAAP operating income is expected to be in the range of $543.0 million to $547.0 million, representing an 18% operating profit margin.
•
Non-GAAP net income per common share is expected to be in the range of $9.11 to $9.19. This assumes approximately 53.9 million weighted average diluted shares outstanding.

First Quarter 2025:

•
Total revenue is expected to be in the range of $697.0 million to $699.0 million, up 13% year over year on an as-reported basis and 15% in constant currency.

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•
Non-GAAP operating income is expected to be in the range of $98.0 million to $99.0 million, representing a 14% operating profit margin.
•
Non-GAAP net income per common share is expected to be in the range of $1.74 to $1.76. This assumes approximately 54.1 million weighted average diluted shares outstanding.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, February 12, 2025 at 4:30 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full year 2024 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is the customer platform that helps businesses connect and grow better. HubSpot delivers seamless connection for customer-facing teams with a unified platform that includes AI-powered engagement hubs, a Smart CRM, and a connected ecosystem with over 1,700 App Marketplace integrations, a community network, and educational content. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, foreign currency movement, and business outlook, including our financial guidance for the first fiscal quarter of and full year 2025 and our long-term financial framework; statements regarding our positioning for future growth and market leadership; statements regarding the economic environment; and statements regarding expected market trends, future priorities and related investments, and market opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a customer platform; our ability to develop new products and technologies and differentiate our platform from competing products and technologies, including artificial intelligence and machine learning technologies; our ability to manage our growth effectively over the

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long-term to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, and macroeconomic instability on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance; regulatory and legislative developments on the use of artificial intelligence and machine learning; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2024	2023(1)
Assets
Current assets:
Cash and cash equivalents	$512,667	$387,987
Short-term investments	1,556,828	1,000,245
Accounts receivable	334,829	295,303
Deferred commission expense	148,693	99,326
Prepaid expenses and other current assets	80,586	88,679
Total current assets	2,633,603	1,871,540
Long-term investments	154,212	325,703
Property and equipment, net	114,165	103,331
Capitalized software development costs, net	154,484	106,229
Right-of-use assets	216,230	251,071
Deferred commission expense, net of current portion	160,814	122,194
Other assets	115,254	75,247
Intangible assets, net	37,563	42,316
Goodwill	209,508	173,761
Total assets	$3,795,833	$3,071,392
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,649	$9,106
Accrued compensation costs	67,442	53,462
Accrued commissions	102,043	78,169
Accrued expenses and other current liabilities	125,135	94,074
Operating lease liabilities	32,693	35,047
Convertible senior notes	458,184	—
Deferred revenue	784,253	672,150
Total current liabilities	1,573,399	942,008
Operating lease liabilities, net of current portion	254,539	296,561
Deferred revenue, net of current portion	3,969	5,810
Other long-term liabilities	55,640	36,459
Convertible senior notes, net of current portion	—	456,206
Total liabilities	1,887,547	1,737,044
Stockholders’ equity:
Common stock	52	50
Additional paid-in capital	2,713,697	2,136,908
Accumulated other comprehensive (loss) income	(5,654)	1,827
Accumulated deficit	(799,809)	(804,437)
Total stockholders’ equity	1,908,286	1,334,348
Total liabilities and stockholders’ equity	$3,795,833	$3,071,392

(1) In the three months ended March 31, 2024, we discovered an immaterial error in our calculation of Cost of Revenues—Subscription related to how we calculate contractual credits in one of our third-party vendor agreements. As a result, we have revised the Consolidated Statement of Operations by reducing Cost of Revenues- Subscription by $1.2 million for the three months ended December 31, 2023 and $7.1 million for the year ended December 31, 2023 to reflect the revised impact of the credits on that period. We have also revised the balance sheet as of December 31, 2023 to reflect the cumulative impact of the error on prior periods, resulting in a decrease to accrued expenses and other current liabilities and a decrease to accumulated deficit totaling $14.2 million. Lastly, we have updated certain line items within the operating section of the statement of cash flows for the three months and year ended December 31, 2023 but note no net impact to cash flows provided by operating activities. Refer to our Form 10-K for additional information.

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023(1)	2024	2023(1)
Revenues:
Subscription	$687,316	$570,225	$2,569,546	$2,123,479
Professional services and other	15,856	11,689	57,997	46,751
Total revenue	703,172	581,914	2,627,543	2,170,230
Cost of revenues:
Subscription	89,505	73,664	336,878	283,675
Professional services and other	13,867	13,777	56,387	54,687
Total cost of revenues	103,372	87,441	393,265	338,362
Gross profit	599,800	494,473	2,234,278	1,831,868
Operating expenses:
Research and development	213,711	163,234	778,714	617,745
Sales and marketing	314,864	281,136	1,218,844	1,068,560
General and administrative	80,931	69,708	300,332	249,649
Restructuring	1,143	3,547	3,990	96,843
Total operating expenses	610,649	517,625	2,301,880	2,032,797
Loss from operations	(10,849)	(23,152)	(67,602)	(200,929)
Other income (expense):
Interest income	21,829	18,633	82,706	58,828
Interest expense	(949)	(984)	(3,721)	(3,801)
Other income (expense)	2,913	(2,551)	17,294	(4,673)
Total other income	23,793	15,098	96,279	50,354
Income (loss) before income tax expense	12,944	(8,054)	28,677	(150,575)
Income tax expense	(8,009)	(4,360)	(24,049)	(13,935)
Net income (loss)	$4,935	$(12,414)	$4,628	$(164,510)
Net income (loss) per share, basic	$0.10	$(0.25)	$0.09	$(3.30)
Net income (loss) per share, diluted	$0.09	$(0.25)	$0.09	$(3.30)
Weighted average common shares used in computing basic net income (loss) per share:	51,657	50,347	51,178	49,877
Weighted average common shares used in computing diluted net income (loss) per share:	52,242	50,347	51,819	49,877

(1) In the three months ended March 31, 2024, we discovered an immaterial error in our calculation of Cost of Revenues—Subscription related to how we calculate contractual credits in one of our third-party vendor agreements. As a result, we have revised the Consolidated Statement of Operations by reducing Cost of Revenues- Subscription by $1.2 million for the three months ended December 31, 2023 and $7.1 million for the year ended December 31, 2023 to reflect the revised impact of the credits on that period. We have also revised the balance sheet as of December 31, 2023 to reflect the cumulative impact of the error on prior periods, resulting in a decrease to accrued expenses and other current liabilities and a decrease to accumulated deficit totaling $14.2 million. Lastly, we have updated certain line items within the operating section of the statement of cash flows for the three months and year ended December 31, 2023 but note no net impact to cash flows provided by operating activities. Refer to our Form 10-K for additional information.

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023(1)	2024	2023(1)
Operating Activities:
Net income (loss)	$4,935	$(12,414)	$4,628	$(164,510)
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by operating activities
Depreciation and amortization	28,381	19,165	96,828	72,673
Stock-based compensation	134,388	113,726	504,770	432,271
Restructuring charges	—	2,325	—	67,263
Gain on strategic investments	(2,690)	—	(21,245)	—
Impairment of strategic investments	1,212	1,704	5,306	1,704
Provision for (benefit from) deferred income taxes	3,301	265	2,690	550
Amortization of debt discount and issuance costs	511	509	2,012	1,986
Accretion of bond discount	(14,982)	(12,694)	(51,676)	(42,907)
Unrealized currency translation	1,827	1,039	(1,550)	(341)
Changes in assets and liabilities
Accounts receivable	(62,241)	(70,791)	(48,428)	(57,618)
Prepaid expenses and other assets	4,191	(11,025)	(4,415)	(47,048)
Deferred commission expense	(35,262)	(26,843)	(96,687)	(81,178)
Right-of-use assets	5,836	5,929	32,297	29,173
Accounts payable	(6,026)	(8,866)	(4,577)	(14,031)
Accrued expenses and other liabilities	49,807	41,013	89,129	79,947
Operating lease liabilities	(8,966)	(7,956)	(41,521)	(36,889)
Deferred revenue	89,919	69,227	131,038	109,926
Net cash and cash equivalents provided by operating activities	194,141	104,313	598,599	350,971
Investing Activities:
Purchases of investments	(507,272)	(443,221)	(1,993,610)	(1,580,504)
Maturities of investments	503,046	347,750	1,658,601	1,502,534
Sale of investments	—	—	1,997	—
Purchases of property and equipment	(12,726)	(8,687)	(37,939)	(33,718)
Purchases of strategic investments	(3,972)	(2,913)	(15,538)	(14,413)
Purchases of intangible assets	(1,231)	(164)	(1,231)	(164)
Capitalization of software development costs	(22,915)	(17,084)	(89,636)	(66,372)
Acquisition of a business, net of cash acquired	(40,438)	(142,129)	(40,438)	(142,129)
Proceeds from net working capital settlement	—	—	1,933	—
Net cash and cash equivalents used in investing activities	(85,508)	(266,448)	(515,861)	(334,766)
Financing Activities:
Repayment of 2025 Convertible Notes attributable to the principal	(57)	(13)	(57)	(13)
Employee taxes paid related to the net share settlement of stock-based awards	(4,172)	(3,143)	(21,949)	(10,714)
Proceeds related to the issuance of common stock under stock plans	14,290	9,804	75,501	47,738
Net cash and cash equivalents provided by financing activities	10,061	6,648	53,495	37,011
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16,087)	8,829	(11,553)	4,649
Net increase (decrease) in cash, cash equivalents and restricted cash	102,607	(146,658)	124,680	57,865
Cash, cash equivalents and restricted cash, beginning of period	414,113	538,698	392,040	334,175
Cash, cash equivalents and restricted cash, end of period	$516,720	$392,040	$516,720	$392,040

(1) In the three months ended March 31, 2024, we discovered an immaterial error in our calculation of Cost of Revenues—Subscription related to how we calculate contractual credits in one of our third-party vendor agreements. As a result, we have revised the Consolidated Statement of Operations by reducing Cost of Revenues- Subscription by $1.2 million for the three months ended December 31, 2023 and $7.1 million for the year ended December 31, 2023 to reflect the revised impact of the credits on that period. We have also revised the balance sheet as of December 31, 2023 to reflect the cumulative impact of the error on prior periods, resulting in a decrease to accrued expenses and other current liabilities and a decrease to accumulated deficit totaling $14.2 million. Lastly, we have updated certain line items within the operating section of the statement of cash flows for the three months and year ended December 31, 2023 but note no net impact to cash flows provided by operating activities. Refer to our Form 10-K for additional information.

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
GAAP operating loss	$(10,849)	$(23,152)	$(67,602)	$(200,929)
Stock-based compensation	134,388	113,726	504,770	432,271
Amortization of acquired intangible assets	2,527	1,304	9,557	5,311
Acquisition related expense	5,863	3,906	9,496	3,906
Restructuring charges	1,143	3,547	3,990	96,843
Non-GAAP operating income	$133,072	$99,331	$460,211	$337,402

GAAP operating margin	(1.5%)	(4.0%)	(2.6%)	(9.3%)
Non-GAAP operating margin	18.9%	17.1%	17.5%	15.5%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
GAAP net income (loss)	$4,935	$(12,414)	$4,628	$(164,510)
Stock-based compensation	134,388	113,726	504,770	432,271
Acquisition related expense	5,863	3,906	9,496	3,906
Amortization of acquired intangibles assets	2,527	1,304	9,557	5,311
Restructuring charges	1,143	3,547	3,990	96,843
Non-cash interest expense for amortization of debt issuance costs	511	509	2,012	1,986
(Gain)/loss on strategic investments	(1,307)	1,723	(15,854)	1,627
Income tax effects of non-GAAP items	(23,205)	(18,972)	(84,481)	(64,339)
Non-GAAP net income	$124,855	$93,329	$434,118	$313,095

Non-GAAP net income per share:
Basic	$2.42	$1.85	$8.48	$6.28
Diluted	$2.32	$1.77	$8.12	$6.00
Shares used in non-GAAP per share calculations
Basic	51,657	50,347	51,178	49,877
Diluted (1)	53,867	52,621	53,444	52,188

(1) The non-GAAP diluted share count includes shares related to our 2025 notes using the if converted method. The GAAP diluted share count excludes shares related to our 2025 notes using the if converted method because inclusion of those shares would be anti-dilutive.

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	For the Three Months Ended December 31,
	2024					2023
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$89,505	$13,867	$213,711	$314,864	$80,931	$73,664	$13,777	$163,234	$281,136	$69,708
Stock -based compensation	(6,802)	(1,011)	(65,250)	(38,235)	(23,090)	(3,542)	(1,210)	(37,129)	(52,108)	(19,737)
Amortization of acquired intangible assets	(1,882)	(133)	—	(407)	(105)	(911)	—	—	(358)	(35)
Acquisition related expense	—	—	(3,908)	(83)	(1,872)	—	—	(255)	—	(3,651)
Non-GAAP expense	$80,821	$12,723	$144,553	$276,139	$55,864	$69,211	$12,567	$125,850	$228,670	$46,285

GAAP expense as a percentage of revenue	12.7%	2.0%	30.4%	44.8%	11.5%	12.7%	2.4%	28.1%	48.3%	12.0%
Non-GAAP expense as a percentage of revenue	11.5%	1.8%	20.6%	39.3%	7.9%	11.9%	2.2%	21.6%	39.3%	8.0%

	For the Year Ended December 31,
	2024					2023
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$336,878	$56,387	$778,714	$1,218,844	$300,332	$283,675	$54,687	$617,745	$1,068,560	$249,649
Stock -based compensation	(23,613)	(4,339)	(243,164)	(145,778)	(87,876)	(12,652)	(4,958)	(198,953)	(140,362)	(75,346)
Amortization of acquired intangible assets	(7,525)	(133)	—	(1,479)	(420)	(2,123)	—	—	(3,153)	(35)
Acquisition related expense	—	—	(6,427)	(83)	(2,986)	—	—	(255)	—	(3,651)
Non-GAAP expense	$305,740	$51,915	$529,123	$1,071,504	$209,050	$268,900	$49,729	$418,537	$925,045	$170,617

GAAP expense as a percentage of revenue	12.8%	2.1%	29.6%	46.4%	11.4%	13.1%	2.5%	28.5%	49.2%	11.5%
Non-GAAP expense as a percentage of revenue	11.6%	2.0%	20.1%	40.8%	8.0%	12.4%	2.3%	19.3%	42.6%	7.9%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
GAAP subscription margin	$597,811	$496,561	$2,232,668	$1,839,804
Stock-based compensation	6,802	3,542	23,613	12,652
Amortization of acquired intangible assets	1,882	911	7,525	2,123
Non-GAAP subscription margin	$606,495	$501,014	$2,263,806	$1,854,579

GAAP subscription margin percentage	87.0%	87.1%	86.9%	86.6%
Non-GAAP subscription margin percentage	88.2%	87.9%	88.1%	87.3%

Reconciliation of free cash flow
(in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
GAAP net cash and cash equivalents provided by operating activities	$194,141	$104,313	$598,599	$350,971
Purchases of property and equipment	(12,726)	(8,687)	(37,939)	(33,718)
Capitalization of software development costs	(22,915)	(17,084)	(89,636)	(66,372)
Payment of restructuring charges	4,490	4,409	17,027	41,573
Non-GAAP free cash flow	$162,990	$82,951	$488,051	$292,454

Reconciliation of operating cash flow

(in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
GAAP net cash and cash equivalents provided by operating activities	$194,141	$104,313	$598,599	$350,971
Payment of restructuring charges	4,490	4,409	17,027	41,573
Non-GAAP operating cash flow	$198,631	$108,722	$615,626	$392,544

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended March 31, 2025	Year Ended December 31, 2025
GAAP operating loss range	($34,027)-($33,027)	($38,392)-($34,392)
Stock-based compensation	121,662	544,072
Amortization of acquired intangible assets	2,600	10,400
Acquisition related expense	6,615	22,320
Restructuring charges	1,150	4,600
Non-GAAP operating income range	$98,000-$99,000	$543,000-$547,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended March 31, 2025	Year Ended December 31, 2025
GAAP net (loss) income range	($15,018)-($13,768)	$10,304-$15,304
Stock-based compensation	121,662	544,072
Amortization of acquired intangible assets	2,600	10,400
Acquisition related expense	6,615	22,320
Non-cash interest expense for amortization of debt issuance costs	491	837
Restructuring charges	1,150	4,600
Income tax effects of non-GAAP items	(23,500)-(23,750)	(101,533)-(102,533)
Non-GAAP net income range	$94,000-$95,000	$491,000-$495,000

GAAP net income per basic and diluted share	($0.29)-($0.26)	$0.19-$0.29
Non-GAAP net income per diluted share	$1.74-$1.76	$9.11-$9.19

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	52,140	52,952
Weighted average common shares used in computing non-GAAP diluted net loss per share:	54,084	53,873

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for amortization of debt issuance costs, restructuring charges, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, changes in value of strategic investments, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Calculated billings is defined as total revenue recognized in a period plus the sequential change in total deferred revenue in the corresponding period. Non-GAAP operating cash flow is defined as cash and cash equivalents provided by or used in operating activities plus payment of restructuring charges. Non-GAAP free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus payment of restructuring charges. Although non-GAAP operating cash flow and non-GAAP free cash flow are not residual cash flow available for our discretionary expenditures, we believe information regarding non-GAAP operating cash flow and non-GAAP free cash flow provide useful information to investors in understanding and evaluating the strength of our liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by restructuring charges paid from operating cash flow.

Constant currency amounts are presented to provide a framework for assessing our operating performance excluding the effect of foreign exchange rate fluctuations. To exclude the effect of foreign currency rate fluctuations, current period

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results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates for the comparative period rather than the actual average exchange rates in effect during the respective periods.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, disposition related income, non-cash interest expense for the amortization of debt issuance costs, gain or impairment losses on strategic investments, restructuring charges, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs, retention payments, and holdback payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income.

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D.
In June 2020, we issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains, impairment losses, or the proportionate share of net earnings can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
Restructuring charges are related to severance, employee related benefits, facilities and other costs associated with the restructuring plan implemented in January 2023. Restructuring charges fluctuate in amount and frequency and are not reflective of our core business operating results. In addition to the restructuring charges related to facilities we abandoned during the year ended 2023, through 2027, we expect to both incur incremental restructuring charges and make cash payments related to such facilities. The abandonment of facilities is part of the restructuring plan we authorized on January 25, 2023 and is intended to consolidate our lease space and create higher density across our workspaces. The incremental charges we expect to incur relate to continuing costs for the abandoned facilities and are expected to be in the range of $12-13 million. We also expect to make cash payments of approximately $43.0 million in fixed rent payments for the abandoned facilities that will be made in monthly installments through 2027, for which we have taken the full restructuring charge during the year ended 2023. We plan on excluding both the incremental charges and cash payments and the related restructuring cash rent payments from our non-GAAP earnings, operating cash flow, and free cash flow metrics. We believe exclusion of these charges and cash payments provides useful information to investors in understanding and evaluating the strength of earnings and liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by excluded restructuring charges paid from operating cash flow.

G.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
investors@hubspot.com

Media Contact:
media@hubspot.com

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